Exhibit 99.1

OUTPUT EXPLORATION, LLC
AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

OUTPUT EXPLORATION, LLC AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

C O N T E N T S

 Independent Auditors’ Report

To the Members of
Output Exploration, LLC
Houston, Texas

We have audited the accompanying consolidated balance sheets of Output Exploration, LLC and Subsidiary as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in members’ equity and cash flows for each of the three years in the period ended December 31, 2006.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Output Exploration, LLC and Subsidiary as of December 31, 2006 and 2005, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note I to the consolidated financial statements, effective January 1, 2006, the Company changed its method of accounting for stock-based compensation.

The reserve quantities in Note N on page 18 are not a required part of the basic financial statements, and we did not audit and do not express an opinion on such information.

/s/ UHY LLP

Houston, Texas
April 2, 2007

OUTPUT EXPLORATION, LLC
CONSOLIDATED BALANCE SHEETS

	December 31,
	2006	2005
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,282,382	$3,113,898
Accounts receivable	7,058,569	9,078,569
Prepaid expenses	235,635	848,889
TOTAL CURRENT ASSETS	9,576,586	13,041,356

PROPERTY, PLANT AND EQUIPMENT, NET
Oil and gas properties, full cost method	144,551,990	132,263,785
Furniture, fixtures and equipment	1,717,035	1,706,638
	146,269,025	133,970,423
Less: accumulated depreciation, depletion and amortization	(46,386,083)	(35,290,491)
NET PROPERTY AND EQUIPMENT	99,882,942	98,679,932

DEBT ISSUE COSTS, net of accumulated amortization
of $1,629,890 and $991,093 at December 31, 2006
and 2005, respectively	186,317	825,114

OTHER ASSETS	274,139	314,701

TOTAL ASSETS	$109,919,984	$112,861,103

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$5,683,181	10,055,817
Commodity financial instruments	4,736,797	13,204,807
Current portion of asset retirement obligations	424,293	589,017
TOTAL CURRENT LIABILITIES	10,844,271	23,849,641

DEFERRED TAX LIABILITY, net	15,139,844	11,923,123

LONG-TERM LIABILITIES
Long-term debt, net of current portion	59,619,479	53,109,296
Commodity financial instruments	-	8,238,038
Asset retirement obligations, net of current portion	761,561	764,426
TOTAL LONG-TERM LIABILITIES	60,381,040	62,111,760

TOTAL LIABILITIES	86,365,155	97,884,524

COMMITMENTS AND CONTINGENCIES	-	-

MEMBERS’ EQUITY	23,554,829	14,976,579

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$109,919,984	$112,861,103

        See accompanying notes to financial statements.

OUTPUT EXPLORATION, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2006	2005	2004

REVENUES
Oil and gas revenues	$30,301,906	$32,127,277	$28,498,402
Other	55,495	720,285	436,231
TOTAL REVENUES	30,357,401	32,847,562	28,934,633

EXPENSES
Operating costs and severance taxes	9,243,040	9,597,922	8,108,773
Depreciation, depletion and amortization	11,095,592	11,258,338	10,214,263
Accretion expense	67,157	70,029	57,906
General and administrative	5,170,160	4,570,160	4,166,900
TOTAL EXPENSES	25,575,949	25,496,449	22,547,842

INCOME FROM OPERATIONS	4,781,452	7,351,113	6,386,791

OTHER INCOME (EXPENSE)
Interest expense	(5,577,446)	(5,758,834)	(4,749,740)
Interest income	121,571	73,253	24,747
TOTAL OTHER EXPENSE	(5,455,875)	(5,685,581)	(4,724,993)

INCOME (LOSS) BEFORE INCOME TAXES	(674,423)	1,665,532	1,661,798

INCOME TAX BENEFIT (EXPENSE)
Current - State	(392,249)	(29,209)	-
Deferred - State	(900,000)	-	-
Deferred - Federal	34,693	748,102	933,316

NET INCOME (LOSS)	$(1,931,979)	$2,384,425	$2,595,114

        See accompanying notes to financial statements.

OUTPUT EXPLORATION, LLC
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

	Accumulated
	Other	Total
	Comprehensive	Members’
	Income	Equity

Balance at January 1, 2004	$-	$27,516,233

Contributions	-	35,041

Comprehensive income (loss):
Net income	-	2,595,114
Commodity financial instruments	(6,985,118)	(6,985,118)
Total comprehensive loss	(6,985,118)	(4,390,004)

Balance at December 31, 2004	(6,985,118)	23,161,270

Distributions	-	(125,000)

Contributions	-	49,297

Comprehensive income (loss):
Net income	-	2,384,425
Commodity financial instruments	(10,493,413)	(10,493,413)
Total comprehensive loss	(10,493,413	(8,108,988)

Balance at December 31, 2005	(17,478,531)	14,976,579

Distributions	-	(3,258,599)

Contributions	-	33,857

Stock options exercised	-	62,750

Comprehensive income (loss):
Net loss	-	(1,931,979)
Commodity financial instruments	13,672,221	13,672,221
Total comprehensive income	13,672,221	11,740,242

Balance at December 31, 2006	$(3,806,310)	$23,554,829

        See accompanying notes to financial statements.

OUTPUT EXPLORATION, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2006	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(1,931,979)	$2,384,425	$2,595,114

Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation, depletion and amortization	11,095,592	11,258,338	10,214,263
Amortization of debt issuance cost	638,797	673,833	468,775
Accretion expense	67,157	70,029	57,906
Change in derivative fair value	(685,175)	651,391	238,015
Deferred taxes	868,069	(748,102)	(933,316)
Compounding interest expense	1,410,183	1,458,191	-
Change in operating assets and liabilities:
Accounts receivable	2,020,000	(552,406)	(1,601,552)
Prepaid expenses	613,254	(612,929)	310,657
Accounts payable and accrued liabilities	(4,372,636)	4,558,368	(835,839)
Other assets	40,562	(9,700)	(35,818)
NET CASH PROVIDED BY OPERATING ACTIVITIES	9,763,824	19,131,438	10,478,205

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of oil and gas properties	3,056,358	23,369,290	4,432,311
Capital expenditures - oil and gas properties	(15,579,309)	(20,726,431)	(11,820,967)
Capital expenditures - computer equipment & furniture	(10,397)	(147,856)	(314,542)
Acquisiton of White Oak Energy LLC, net of cash acquired	-	-	(53,665,826)
NET CASH PROVIDED BY (USED IN)
INVESTING ACTIVITIES	(12,533,348)	2,495,003	(61,369,024)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of stock options	62,750	-	-
Proceeds from long-term debt	18,099,000	5,534,886	63,479,108
Distributions to members	(3,258,599)	(125,000)	-
Contributions from members	33,857	49,297	35,041
Principal payments on long-term debt	(12,999,000)	(25,893,242)	(9,419,916)
Payments for debt issue costs	-	(129,878)	(1,744,265)
NET CASH PROVIDED BY (USED IN)
FINANCING ACTIVITIES	1,938,008	(20,563,937)	52,349,968

NET INCREASE (DECREASE) IN CASH AND
CASH EQUIVALENTS	(831,516)	1,062,504	1,459,149

CASH AND CASH EQUIVALENTS, beginning of year	3,113,898	2,051,394	592,245

CASH AND CASH EQUIVALENTS, end of year	$2,282,382	$3,113,898	$2,051,394

SUPPLEMENTAL INFORMATION
Interest paid	$3,628,428	$3,241,524	$3,800,630

NON-CASH ACTIVITIES
Asset retirement obligations	$(234,746)	$91,295	$687,421

Other assets	$-	$-	$1,849,728

        See accompanying notes to financial statements.

OUTPUT EXPLORATION, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE A - NATURE OF BUSINESS

Output Exploration, LLC (“OUTPUT”) is an exploration and production company focused on using advanced geophysical technologies and innovative techniques to find oil and gas.  OUTPUT and its subsidiary (see below) are referred to collectively as the Company.  The Company is comprised of a team of technology experts, geoscientists, engineers and explorationists who excel at identifying regions with previously unrecognized potential and at introducing advanced methodologies to exploit reserves in mature onshore regions of the United States of America.  The Company’s growth has been accomplished through a combination of exploration for new reserves and exploitation of acquired reserves in these areas.

Founded in 1992 as the exploration arm of one of the leading developers of geophysical instrumentation, the Company pioneered the use of exploration technologies such as wide azimuth surveys, vertical arrays, AVO inversion and pre-stack depth migration.  With its knowledge base and experience, the Company is unique among its peers in its ability to recognize both the strengths and limitations of the spectrum of geophysical acquisition, processing and interpretation technologies for oil and gas exploration and reservoir development.  In March 1999, the Company was formed as the result of a management buyout with the support of several notable institutional and industry partners.

The Company’s strategy is to structure technology-based alliances with established oil and gas operators in focused areas of operations that leverage people, opportunities and expertise.  These alliances enable the Company to focus on providing innovative integrated approaches to prospective areas, which when combined with its members’ operating expertise, result in a comprehensive solution to unlocking reserve potential.  The Company’s operations are currently focused in three principal areas:  the Sacramento Basin in Northern California; the Gulf Coast Offshore and Onshore in Texas and Louisiana and the Anadarko Basin in Oklahoma.

During April 2004, OUTPUT acquired White Oak Energy, LLC (“White Oak”), subsequently renamed OPEX Energy, Inc. (“OPEX”), a gulf coast oil and gas company with proved reserves located primarily onshore along the Texas Gulf Coast.  Simultaneously, at closing the Company sold certain assets located in Texas and Louisiana back to White Oak management.  The acquisition has been accounted for as a purchase under accounting principles generally accepted in the United States of America (GAAP).  OPEX’s financial results have been included in the consolidated financial statements from date of acquisition.  During June and August 2005, the Company divested interests in the Golden Trend, Sugar Valley, Bloomington and La Rica Fields.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash Equivalents:  For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Accounts Receivable:  Accounts receivable primarily represent accrued revenues for oil and gas production for November and December.  The Company’s accounts receivable are not collateralized.

        See accompanying notes to financial statements.

OUTPUT EXPLORATION, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment:  The Company accounts for its investment in oil and gas producing activities using the full cost method of accounting.  Under this method of accounting, all costs, including indirect costs related to exploration and development activities, are capitalized as oil and gas property costs. These costs, and estimated future development costs, are accumulated in a single cost center and are amortized on an equivalent unit-of-production basis using total estimated proved oil and gas reserves.  No gains or losses are recognized on the sale or disposition of oil and gas reserves unless the disposition of reserves represents a significant portion of the Company’s aggregate reserves.  The cost of unevaluated properties is excluded from the full-cost amortization base.  Substantially all of the oil and gas assets are pledged as collateral for the Company’s debt, as further described in NOTE K.

Capitalized costs of proved oil and gas properties are limited to an amount calculated as the aggregate discounted future net cash flows from proved oil and gas reserves.  As the calculated amount exceeded the Company’s net capitalized costs at December 31, 2006 and 2005, no valuation provision was necessary.

Debt Issue Costs:  Debt issue costs consist of costs associated with obtaining the financing discussed in NOTE K.  These costs are amortized over the three-year life of the credit agreement or less if the credit facility is terminated.  Amortization of debt issuance costs included in interest expense was $638,797, $673,833 and $468,775 for the years ended December 31, 2006, 2005 and 2004, respectively.

Income Taxes:  OUTPUT is not a taxpaying entity and, accordingly, taxes on income are the responsibility of the individual members.  OPEX is a C corporation and files a separate federal income tax return (see NOTE H).

Revenue Recognition:  Revenues from the sale of oil and gas production are recognized upon passage of title, net of royalty interests.  When sales volumes differ from the Company’s entitled share, an underproduced or overproduced imbalance occurs.  To the extent an overproduced imbalance exceeds the Company’s share of the remaining estimated proved natural gas reserves for a given property, a liability is recorded.  At December 31, 2006 and 2005, there were no gas imbalances.

Use of Estimates:  The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Such estimates include, among other things, estimates for income taxes, allowance for bad debts, accrued expenses and determining oil and gas reserve estimates recoverable in the future.  Furthermore, it is reasonably possible that a change in this estimate could occur in the near future and such change could be material.

Concentrations of Credit Risk:  The Company’s oil and gas operations have a concentration of customers in the natural gas industry.  This customer concentration may impact the overall exposure to credit risk, either positively or negatively, in that the customer may be similarly affected by the changes in economic or other conditions.

The Company maintains cash balances at financial institutions in the United States of America, which exceed federally insured amounts.  The Company has not experienced any losses in such accounts.

        See accompanying notes to financial statements.

OUTPUT EXPLORATION, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments:  The carrying values for cash and cash equivalents, receivables and payables at December 31, 2006 and 2005 materially approximate their fair values.  The carrying value of long-term debt at December 31, 2006 and 2005 approximates the fair value because of the variable interest rate nature of the debt.

Principles of Consolidation:  All significant intercompany transactions and balances have been eliminated upon consolidation.

Hedging:  The Company uses futures, swaps and options to hedge the effects of fluctuations in the prices of oil and natural gas.  The Company accounts for such derivative instruments in accordance with SFAS 133 and related amendments, which establishes accounting and disclosure requirements for derivative instruments and requires them to be measured at fair value and recorded as assets or liabilities in the statements of financial position.  See NOTE J.  The Company formally designated these contracts as hedges.  As such, the unrealized gains and losses are recorded in other comprehensive income to the extent that they are effective.  Any ineffective portion is recorded to earnings.

Reclassifications:  Certain items in the 2005 financial statements have been reclassified to conform to the 2006 presentation.

NOTE C - ACQUISITION AND DIVESTURES

In 2005 OUTPUT and OPEX sold its interest in the Golden Trend field in Oklahoma and the Sugar Valley, Bloomington and La Rica fields in Texas.

The following table summarizes the major divestitures and the associated selling price before adjustments:

Sales
Price
Oklahoma
Golden Trend	$21,600,000

Texas
La Rica	$1,340,000
Sugar Valley	570,000
Bloomington	200,000

In 2006, OUTPUT and OPEX sold its interest in the Thunderstud Prospect in Louisiana and the Conroe Field, Barge Canal and El Toro fields in Texas.

        See accompanying notes to financial statements.

OUTPUT EXPLORATION, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE C - ACQUISITION AND DIVESTURES (Continued)

The following table summarizes the major divestitures and the associated selling price before adjustments:

Sales
Price
Louisiana
Thunderstud Prospect	$693,000

Texas
Conroe Field	$1,700,000
Barge Canal	500,000
El Toro	125,000

Adjustments to property, plant and equipment were made for the above amounts and for subsequent adjustments for commissions, imbalances and other factors.

NOTE D - OIL AND GAS OPERATIONS

Capitalized costs related to the Company’s oil and gas producing activities and the related amounts of accumulated depreciation, depletion and amortization are as follows:

	December 31,
	2006	2005

Oil and gas properties:
Proved	$141,783,794	$128,955,826
Unevaluated	2,768,196	3,307,959
	144,551,990	132,263,785
Less: accumulated depletion, depreciation and
amortization	44,891,041	33,953,494

Net property costs	$99,660,949	$98,310,291

The following reflects the costs incurred in oil and gas producing activities:

	Year Ended December 31,
	2006	2005

Costs incurred:
Acquisition of oil and gas interests	$-	$-
Capital expenditures of oil and gas properties	15,579,309	20,726,431

Net property costs	$15,579,309	$20,726,431

Depreciation, depletion and amortization expense for oil and gas properties was approximately $10,938,000, $11,043,000 and $10,052,000 in 2006, 2005 and 2004, respectively.

        See accompanying notes to financial statements.

OUTPUT EXPLORATION, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE E - OTHER PROPERTY AND EQUIPMENT

Other property and equipment is stated at cost.  The Company depreciates the cost of other property and equipment using the straight-line method over the estimated useful lives.  When assets are retired or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is reflected in the results of operations for the period.  The cost of maintenance and repairs is expensed as incurred and significant renewals and improvements are capitalized. Estimated useful lives are as follows:

Years

Furniture and fixtures	7
Transportation equipment	5
Office and computer equipment	5
Computer software	3

Property and equipment consists of the following:

	December 31,
	2006	2005

Furniture and fixtures	$318,612	$318,298
Transportation equipment	39,356	39,356
Office and computer equipment	650,927	640,844
Computer software	708,140	708,140
	1,717,035	1,706,638
Less: accumulated depreciation	1,495,042	1,336,997

Net property and equipment	$221,993	$369,641

Depreciation expense for the years ended December 31, 2006, 2005 and 2004 amounted to $158,000, $216,000 and $161,354, respectively.

Recoverability of property and equipment is evaluated periodically as events or circumstances indicate a possible inability to recover its carrying amount.  Recoverability is determined on an undiscounted cash flow method.  If undiscounted cash flows do not recover the carrying amount, the property and equipment is reduced to fair value.  No such impairment losses have been recognized to date.

NOTE F - ASSET RETIREMENT OBLIGATIONS

Effective January 1, 2003, the Company adopted SFAS No. 143, “Accounting for Asset Retirement Obligations.”  SFAS No. 143 requires entities to record a liability for asset retirement obligations at fair value in the period in which it is incurred and a corresponding increase in the carrying amount of the related long-lived asset.

        See accompanying notes to financial statements.

OUTPUT EXPLORATION, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE F - ASSET RETIREMENT OBLIGATIONS (Continued)

The reconciliation of the beginning and ending asset retirement obligations is as follows:

	Year Ended December 31,
	2006	2005

Asset retirement obligations, beginning of year	$1,353,443	$1,192,119
Liabilities incurred	42,147	650,368
Liabilities settled	(73,944)	(559,073)
Accretion expense	67,157	70,029
Revisions in estimated cash flows	(202,949)	-

Asset retirement obligations, end of year	$1,185,854	$1,353,443

NOTE G - MAJOR CUSTOMERS

The Company received approximately 78% of its revenue from 4 customers during 2006.  Individually, sales to these customers totaled 27%, 20%, 16% and 15% of total sales.  At December 31, 2006, the amount due from these customers totaled $2,048,962 and is included in accounts receivable in the accompanying balance sheet.  The Company received approximately 51% of its revenue from five customers during 2005.  Individually, sales to these customers totaled 16%, 14%, 13%, 12% and 11% of total sales.  At December 31, 2005, amounts due from these customers totaled $2,357,157, and are included in accounts receivable in the accompanying balance sheet.  The Company received approximately 58% of its revenue from four customers during 2004.  Individually, sales to these customers totaled 20%, 19%, 11% and 10% of total sales.  Due to the nature of the business, the Company does not believe that the loss of these customers would adversely affect their financial position and operating results.

NOTE H - INCOME TAXES

OPEX accounts for income taxes using SFAS No. 109, Accounting for Income Taxes, which requires the establishment of deferred taxes for differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Temporary differences relate primarily to oil and gas properties and net operating loss carryforwards.  Temporary differences and carryforwards which give rise to deferred tax assets and liabilities are as follows:

	December 31,
	2006	2005
Deferred tax asset:
Net operating loss carryforwards	$1,579,153	$2,357,213
Commodities	758,864	3,207,849
Other	180,912	326,762
	2,518,929	5,891,824

Deferred tax liability:
Property and equipment	(16,758,773)	(17,814,947)
State income taxes	(900,000)	-
	(17,658,773)	(17,814,947)

Net deferred tax liability	$(15,139,844)	$(11,923,123)

        See accompanying notes to financial statements.

OUTPUT EXPLORATION, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE H - INCOME TAXES (Continued)

At December 31, 2006, OPEX has estimated net operating loss carryforwards of approximately $4,645,000, to offset against future taxable income; such carryforwards expire in years through 2025.

On a consolidated basis, the income tax expense/benefit does not correspond to the statutory rate of 34% of consolidated income before income taxes due to the fact that OUTPUT is not a tax-paying entity.

Subsequent to December 31, 2006, OPEX is undergoing an audit by the Internal Revenue Service (“IRS”).  The IRS may determine that certain deductions may be disallowed for federal income tax purposes.  Accordingly, the estimated net operating loss carry forward at December 31, 2006 may change and such change could be material.  In addition, the change in ownership (See Note P) could impact the future utilization of the net operating loss carryforwards.  Such impact, if any, cannot be determined at the present time.

NOTE I - MEMBERS’ EQUITY

At December 31, 2006 and 2005, the Company had 3,842,627 units issued and outstanding comprised of 3,839,814 Class A Common units (“A units”) and 2,813 Class B Common units (“B units”).  Class A Members acting through the Board of Representatives manage and control the Company’s business and affairs and are entitled to one vote per unit held.  Class B Members have no right to vote on any matters other than with respect to a merger, consolidation, recapitalization or reorganization of the Company.  The Class B Members are entitled to convert their units into the same number of A units upon the effectiveness of an underwritten public offering at a per unit price of at least three times the weighted average per unit price of the Company’s equity securities on a fully diluted basis on the date of determination.

Warrants

The Company has two classes of currently exercisable warrants:

•	One class is to acquire 156,122 B units, expiring January 31, 2008, for a cash exercise price of $34.00 per B unit; and

•	The other class is to acquire 43,565 B units, expiring March 3, 2009, for a cash exercise price of $10.00 per B unit.

The fair value of the warrants upon issuance approximated $181,000 with no net effect on members’ equity.

Unit Option Plans

In March of 1999, the Company adopted a unit option plan ("1999 Plan").  The 1999 Plan is administered by the compensation committee of the Board of Representatives.  The 1999 Plan permits the grant of compensatory options to acquire B units.  The 1999 Plan authorizes for issuance options to acquire up to 375,000 B units.  Options issued under the 1999 Plan are subject to transfer restrictions.  Options under the 1999 Plan were issued to Company employees and consultants.  These options vest and become exercisable, 25% per year, over four years following grant.  The options expire ten years after grant.

        See accompanying notes to financial statements.

OUTPUT EXPLORATION, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE I - MEMBERS’ EQUITY (Continued)

The following is a summary of changes in total options outstanding in conjunction with the 1999 Plan:

	Year Ended December 31,
	2006	2005

Outstanding at beginning of period	669,408.25	649,908.25
Options granted at an exercise price of $10.00 per unit	-	-
Options granted at an exercise price of $12.00 per unit	-	6,000.00
Options granted at an exercise price of $18.00 per unit	-	32,000.00
Options granted at an exercise price of $20.00 per unit	-	10,000.00
Options granted at an exercise price of $30.00 per unit	-	-
Options cancelled at an exercise price of $10.00 per unit	-	(3,500.00)
Options cancelled at an exercise price of $12.00 per unit	-	(3,000.00)
Options cancelled at an exercise price of $18.00 per unit	-	(10,000.00)
Options cancelled at an exercise price of $20.00 per unit	-	(6,000.00)
Options cancelled at an exercise price of $30.00 per unit	-	(6,000.00)
Options exercised at a price of $12.00 per unit	(1,375.00)	-
Options exercised at a price of $18.00 per unit	(2,569.00)	-

Outstanding at end of period	665,464.25	669,408.25

Exercisable at end of period	559,511.27	561,307.00

In the event of certain significant changes, unvested outstanding options generally will become immediately exercisable.  Significant changes include a public offering of securities by the Company, any lease, sale or exchange of all or substantially all of the Company’s assets or equity, or upon a change of control of the Company.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statements of Financial Accounting Standards (“SFAS”) No. 123R, “Share-Based Payment.” SFAS 123R revises SFAS 123, “Accounting for Stock-Based Compensation”, and focuses on accounting for share-based payments for services by employer to employee.  The statement requires companies to expense the fair value of employee stock options and other equity-based compensation at the grant date and is effective for the Company as of January 1, 2006 and required to be applied prospectively to new awards and to awards modified, repurchased, or cancelled after the effective date.  The statement permits the Company to continue to account for any portion of awards outstanding at the date of initial application using the accounting principles originally applied to those awards as the Company is a non-public entity.

The Company adopted SFAS 123R as of January 1, 2006.  The Company did not grant any options during the year ended December 31, 2006.

        See accompanying notes to financial statements.

OUTPUT EXPLORATION, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE I - MEMBERS’ EQUITY (Continued)

In 2005, the Company applied Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations in accounting for its stock-based compensation plans.  Therefore, no compensation cost has been recognized for its option plans as the option prices were not below the fair market value of the unit at date of grant.  SFAS No. 123, “Accounting for Stock-Based Compensation,” encourages, but does not require companies to record compensation expense on stock-based compensation plans based upon fair value.  Had compensation cost for the Company’s options been based on the estimated fair value at award dates, using the minimum value computation for nonpublic companies, as prescribed by SFAS No. 123, the Company’s net income, adjusted to reflect pro forma amounts, would be as follows:

	Year Ended December 31,
	2006	2005	2004
Net income (loss):
As reported	$(1,931,979)	$2,384,425	$2,595,114
Deduct: Unit based employee compensation
expense determined under fair value based method	(205,307)	(104,033)	(33,461)

Pro forma	$(2,137,286)	$2,280,392	$2,561,653

The weighted average fair value and market interest rate assumptions used in the minimum value calculations were $1.17 and 4.25%, respectively.

NOTE J - FINANCIAL INSTRUMENTS

The Company uses derivative financial instruments to reduce exposures to market risks resulting from fluctuations in natural gas prices.  The Company does not enter into financial instruments for trading or speculative purposes.  The counterparty to these contracts is a financial institution.  The Company adjusted its oil and gas sales for losses aggregating $6,477,572, $10,905,862 and $4,590,798 incurred on hedged production during 2006, 2005 and 2004, respectively.

All derivatives are recognized on the balance sheet and measured at fair value.  Derivative contracts that are not designated as hedges or that otherwise do not meet special hedge accounting criteria are adjusted to fair value through income.  If the derivative contracts are designated as hedges and other special hedge accounting criteria are met, then, depending on the nature of the hedge, changes in the fair value of the derivative contracts are either offset against changes in the fair value of the hedged assets or liabilities through earnings or recognized in other comprehensive income until the hedged items are recognized in earnings.  The Company elected to designate its derivative contracts in 2006 and 2005 as hedges.  At December 31, 2006 and 2005, the Company had a liability related to the market value of hedges of $4,736,797 and $21,442,845, respectively.  The ineffective portion of the hedges resulted in an increase of revenues at December 31, 2006 of $685,175 and a reduction of revenues at December 31, 2005 and 2004 of $651,391 and $238,015, respectively.

        See accompanying notes to financial statements.

OUTPUT EXPLORATION, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE K - LONG-TERM DEBT

Long-term debt consists of the following:

	December 31,
	2006	2005

Revolving bank credit agreement	$38,624,425	$29,525,425
Promissory notes	16,994,054	15,583,871
Subordinated credit agreement	4,001,000	8,000,000

	$59,619,479	$53,109,296

In April, 2004, the Company refinanced its revolving bank credit agreement with a financial institution in an amount not to exceed $100,000,000.  Borrowings under this bank credit agreement are collateralized by oil and gas properties.  The amount available to the Company is subject to a formula reserve-based borrowing base.  Loans can be made to the Company who designates the borrowing as either a LIBOR Loan or a Base Rate Loan.  In December 2006, the Company amended its credit agreement to extend its maturity to December 31, 2008.  LIBOR Loans bear interest at a rate equal to the quotient of the sum of LIBOR plus interest ranging from 1.25% to 2.00% divided by the remainder of 1.00 minus the average maximum rate at which reserves are required to be maintained under Regulation D by member banks of the Federal Reserve System with deposits exceeding one billion dollars against Eurocurrency liabilities.  Interest payments on LIBOR Loans are to be made on a one, two, three, six or twelve month basis as negotiated by the Company upon request for such loan.  Base Rate Loans bear interest at a rate equal to one-half percent in excess of the higher of the Prime Rate or the Federal Funds Rate plus interest ranging from 0.00% to 0.50%.  Interest payments on Base Rate Loans are to be made by the Company on a monthly basis.  Interest payments on LIBOR Loans are to be made by the Company on the earlier of the last day of the interest period for the LIBOR Loan or on a quarterly basis.

The Company entered into a subordinated credit agreement with a lender to provide for a revolving line of credit with an approved borrowing base limit of $15,000,000 during April 2004.  Borrowings under this bank credit agreement are collateralized by oil and gas properties.  The secured credit agreement was renegotiated in June 2005 to increase the approved borrowing base to $20,000,000, but was subsequently reduced to $16,000,000 in September 2005 after the sale of certain properties.  The commitment limit was further reduced to $8,000,000 in May 2006.  In December 2006, the Company amended its credit agreement to extend its maturity to March 31, 2009.  Under the terms of the renegotiated agreement, interest is now calculated at a rate equal to Prime Rate plus 4.0%, or LIBOR Rate plus 5.0%.  The amount available is redetermined by the lender for each annual borrowing base period every April 1 and October 1 or at the lender’s discretion.

As part of the OPEX acquisition, the Company entered into a $2,000,000 parallel debt agreement with a lender during April 2004.  Interest on the unpaid principal balance of the note accrues at 7.5% and is payable quarterly, beginning June 1, 2004 in cash.  All principal and unpaid interest is due at maturity, September 2009.

        See accompanying notes to financial statements.

OUTPUT EXPLORATION, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE K - LONG-TERM DEBT (Continued)

During April 2004, the Company entered into an additional $1,302,855 parallel debt agreement with various lenders.  Interest on the unpaid principal balance of the notes accrues at 10% and is payable quarterly, beginning June 1, 2004 in cash.  In lieu of making a cash payment of interest, the Company has the option to make a PIK Payment on the interest due date at a rate of 10% per year, which is added to the outstanding principal balance of the note.  As of December 31, 2006 and 2005, total interest added to the principal balance was approximately $160,000 and $145,000, respectively.  All principal and unpaid interest is due at maturity, September 2009.

The Company issued $10,000,000 junior debt promissory notes to various lenders during April 2004.  Interest on the unpaid principal balance of the notes accrues at 7.5% and is payable quarterly, beginning June 1, 2004 in cash.  In lieu of making a cash payment of interest, the Company has the option to make a PIK Payment on the interest due date at a rate of 10% per year, which is added to the outstanding principal balance of the note.  As of December 31, 2006 and 2005, total interest added to the principal balance was approximately $1,218,000 and $1,338,000, respectively.  All principal and unpaid interest is due at maturity, September 2009.

The Company issued $160,000 parallel debt promissory notes to various related parties during May 2005.  Interest on the unpaid principal balance of the notes accrues at 10% and is payable quarterly, beginning June 1, 2005 in cash.  In lieu of making a cash payment of interest, the Company has the option to make a PIK Payment on the interest due date at a rate of 10% per year, which is added to the outstanding principal balance of the note.  As of December 31, 2006 and 2005, total interest added to the principal balance was approximately $33,000 and $11,000, respectively.  All principal and unpaid interest is due at maturity, September 2009.

The Company issued $125,000 parallel debt promissory notes to a related party during September 2004.  Interest on the unpaid principal balance of the notes accrues at 10% and is payable quarterly, beginning January 1, 2005 in cash.  In lieu of making a cash payment of interest, the Company has the option to make a PIK Payment on the interest due date at a rate of 10% per year, which is added to the outstanding principal balance of the note.  As of December 31, 2005, total interest added to the principal balance was approximately $17,000.  All principal and unpaid interest is due at maturity, September 2009.

The credit agreements contain various restrictions on the Company regarding future borrowings and distributions and impose requirements for, among other things, minimum tangible net worth and current ratio.  The Company was either in compliance with its financial covenants as of December 31, 2006 or obtained a waiver for those covenants for which it was not in compliance.

Future maturities of long-term debt which have been adjusted to reflect the amendments are as follows:

Year Ending December 31,

2007	$-
2008	38,624,425
2009	20,995,054

$59,619,479

        See accompanying notes to financial statements.

OUTPUT EXPLORATION, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE L - OPERATING LEASE COMMITMENTS

Operating lease commitments relate to office space.  Rental expense for operating leases was approximately $155,405, $156,210 and $152,850 for the years ended December 31, 2006, 2005 and 2004, respectively.

Approximate minimum future rental payments under non-cancelable operating leases as of December 31, 2006 are approximately $89,161, which expire during 2007.

NOTE M - BENEFIT PLAN

Effective October 2002, the Company established a 401(k) retirement plan. The 401(k) retirement plan is funded by employee and Company contributions.  The Company matches 100% of employee contributions of the first 3% and 50% on the next 2% contributed to the plan.  The Company's contributions to this plan totaled approximately $77,956, $72,749 and $57,885 for the years ended December 31, 2006, 2005 and 2004, respectively.

NOTE N - RESERVE QUANTITIES (UNAUDITED)

The following table shows estimates of proved (developed and undeveloped) reserves of natural gas, crude oil, and condensate owned at year-end and changes in proved reserves during the years ended December 31, 2006 and 2005 prepared by petroleum engineers in accordance with the rules and regulations of the Securities and Exchange Commission.  Combined oil and gas volumes in the following table are expressed in thousands of cubic feet equivalent (mcfe) whereby the oil volumes in barrels are converted to thousands of cubic feet (mcf) using a conversion rate of 6 barrels of oil to one mcf.  These estimates represent the Company's interest in the reserves associated with its properties.

	Year Ended December 31,
	2006	2005

Proved Reserves (MCFE):
Beginning of year	54,406,242	66,006,000
Acquisitions of volumes in place	-	-
Sale of volumes in place	(348,229)	(9,890,300)
Extensions, discoveries and other additions	1,587,731	3,844,709
Production	(4,687,483)	(5,554,167)

End of year	50,958,261	54,406,242

The Company emphasizes that the volumes of reserves shown in the previous table are estimates which, by their nature, are subject to revision.  The estimates are made using all available geological and reservoir data as well as production performance data.  These estimates are reviewed and revised, either upward or downward, as warranted by additional data.  Revisions are necessary due to changes in assumptions based on, among other things, reservoir performance, prices, economic conditions and governmental restrictions.  Decreases in prices, for example, may cause a reduction in some proved reserves due to uneconomic conditions.

        See accompanying notes to financial statements.

OUTPUT EXPLORATION, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE O - COMMITMENTS AND CONTINGENCIES

The Company has been and may in the future be involved as a party to various legal proceedings, which are incidental to the ordinary course of business.  The Company regularly analyzes current information and as necessary, provides accruals for probable liabilities on the eventual disposition of these matters.  In the opinion of management and legal counsel, as of December 31, 2006, there were no threatened or pending legal matters that would have a material impact on the consolidated financial statements.

NOTE P - SUBSEQUENT EVENT

On April 2, 2007, The Exploration Company of San Antonio, Texas (Nasdaq:TXCO) acquired Output Exploration, LLC and OPEX Energy, exclusive of California properties.  The acquisition price of $95.6 million includes $91.6 million in cash plus approximately 339,000 TXCO common shares.

Concurrent with the closing, Output Exploration, LLC and OPEX Energy, sold its California properties to Rosetta for a price of $40.0 million.

Also concurrent with the closing, TXCO elected to terminate all hedges assumed in the acquisition with a payment of $4.8 million.  All debt obligations of Output Exploration, LLC and OPEX Energy, were satisfied in the acquisition process.

The Exploration Company is an independent oil and gas enterprise with interests primarily in the Maverick Basin of Southwest Texas and the Marfa Basin in West Texas.  The Company has a consistent record of long-term growth in its proved oil and gas reserves, leasehold acreage position, production and cash flow through its established exploration and development programs.  Its business strategy is to build shareholder value by acquiring undeveloped mineral interests and internally developing a multi-year drilling inventory through the use of advanced technologies, such as 3-D seismic and horizontal drilling.  The Company accounts for its oil and gas operations under the successful efforts method of accounting and trades its common stock on Nasdaq’s Global Select Market under the symbol “TXCO”.

        See accompanying notes to financial statements.